The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Preliminary Pricing Supplement        SUBJECT TO COMPLETION        April 9, 2008

                     Pricing Supplement dated April __, 2008
           to the Product Prospectus Supplement dated January 7, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]      $

                  Royal Bank of Canada
                  Principal Protected Commodity Linked Notes, due April 30, 2013



     Royal Bank of Canada is offering the principal protected notes whose return is linked to the performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Interest rate                 We will not pay you interest during the term of
(coupon):                     the notes.

Principal Protection:         100%, if held to maturity

Reference Assets:             The payment at maturity on the Notes are linked to
                              the value of a weighted basket (the "Basket") consisting of five commodities (each a "Basket
                              Commodity", and together, the "Basket
                              Commodities"). Such weightings will be achieved by providing a Component Weight for each Basket
                              Commodity.

                              Commodity                                           Component Weight             Initial Prices
                              ---------                                           ----------------             --------------
                              NYMEX WTI Light Sweet Crude Oil                          30.00%
                              NYMEX Natural Gas                                        30.00%
                              LME Copper                                               30.00%
                              LME Nickel                                                5.00%
                              London Platinum PM Fixing                                 5.00%

Incorporated risk             The notes are subject to the risks set forth under
factors:                      the heading "General Risks" in the product
                              prospectus supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-6 in the section entitled "Risks
                              Specific To Notes Linked To The Performance Of A
                              Commodity, A Commodities Index Or A Basket Of
                              Commodities or Commodities Indices."

Initial Valuation             April 28, 2008
Date:

Issue Date:                   April 30, 2008

Maturity Date:                April 30, 2013

Payment at Maturity:          At maturity, you will receive a cash payment based
                              on the bullish formula regarding a basket return, as described in the product supplement.

Term:                         The term of your notes is approximately 5 years.

Reference Asset               The Reference Asset Performance is based on a
Performance:                  weighted return of the Reference Assets.

Participation Rate:           100%

Special features of           The notes are principal protected commodity linked
the notes:                    notes offering full participation in the
                              performance of the Reference Assets at maturity.
                              If the performance of the Reference Assets is zero or negative, the return on the notes will be limited to the principal amount. See the section
                              "Certain Features of the Notes" beginning on Page
                              PS-25 in the product prospectus supplement.

U.S. tax treatment            We intend to treat the notes as subject to the
                              special rules applicable to contingent payment debt obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call
                              RBC Capital Markets toll free at (866) 609-6009 to obtain this information. For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental Discussion of Federal Income Taxes" in the accompanying product supplement, "Certain
                              Income Tax Consequences" in the accompanying prospectus supplement, and "Tax Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                       $1,000 (except for certain non-U.S. investors for
Investment:                   whom the minimum investment will be higher)

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher)

Final Valuation Date:         April 26, 2013, subject to extension for market
                              and other disruptions.

Determination of              The Reference Price for each Reference Asset will
Final Reference               be determined by reference to the official
Price:                        settlement prices of certain futures and forward
                              contracts traded on the London Metal Exchange (the
                              "LME") for copper and Nickel, the New York
                              Mercantile Exchange (the "NYMEX') for WTI Light
                              Sweet Crude Oil and Natural Gas ("NG1"), and the
                              London Platinum and Palladium Market ("LPPM") for platinum as defined in the reference asset supplement to the product prospectus supplement in the section "Commodities" on page R-21.

                              In certain circumstances, the Final Reference Price for the Reference Assets will be based on an alternate calculation for each Commodity described under "Unavailability of the Reference Price on a Valuation Date -- Reference Asset Consisting of Individual Commodities" in the product prospectus supplement.

Clearance and                 DTC global (including through its indirect
Settlement:                   participants Euroclear and Clearstream, Luxembourg
                              as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008E7D3

Calculation agent:            The Bank of New York.

Terms Incorporated            All of the terms appearing above the item :
In the Master Note            captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to principal protected notes dated January 7, 2008.


Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $
Underwriting discounts and commission.................................................     %                $
Proceeds to Royal Bank................................................................     %                $


If the notes priced today, RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $37.50 per $1,000 principal amount note. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. If the notes priced today, the price of the notes would also include a profit of $31.70 earned by Royal Bank of Canada in hedging its exposure under the notes. In no event will the total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada exceed $87.50 per $1,000 principal amount note.

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is ____% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of a principal protected note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a principal protected note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated January 7, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated January 7, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
     f1383424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

                              Hypothetical Returns

The examples set out below are included for illustration purposes only. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, a Participation Rate of 100% and that no extraordinary event has occurred.



Example 1--         Calculation of the payment at maturity where the Reference
                    Asset Performance is positive.
                    Reference Asset            55%
                    Performance:
                    Payment at Maturity        $10,000 + ($10,000 x 55%) =
                                               $10,000 + $5,500 = $15,500
                    On a $10,000 investment, a 55% Reference Asset Performance results in a payment at maturity of $15,500, a 55% return on the Notes.



Example 2--         Calculation of the payment at maturity where the Reference
                    Asset Performance is negative.
                    Reference Asset            -35%
                    Performance:
                    Payment at Maturity        $10,000 + ($10,000 x -35%) =
                                               $10,000 + $0 = $10,000; the
                                               Payment at Maturity cannot be
                                               less than zero; therefore, the
                                               payment at maturity will be
                                               limited to the Principal Amount.
                    On a $10,000 investment, a -35% Reference Asset Performance results in a payment at maturity of $10,000, a 0% return on the Notes.


                             Historical Information


The graphs below set forth the historical performance of each Reference Asset. In addition, below each graph is a table setting forth the intra-day high, intra-day low, and either period-end closing prices or mid line prices of the Reference Asset. The information provided in the tables is for the second, third and fourth calendar quarters of 2004, the four calendar quarters of 2005, 2006, 2007, the first quarter of 2008, as well as for the period from April 1, 2008 through April 7, 2008.

We obtained the information regarding the historical performance of the Reference Assets in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market prices of the Reference Assets on the Final Valuation Date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                         NYMEX WTI Light Sweet Crude Oil
                                (Apr-98 - Apr-08)
                                [CHART OMITTTED]



                                              High Intra-Day           Low Intra-Day            Mid-Line Price
  Period-Start           Period-End            Price of the             Price of the           of the Reference
      Date                  Date              Reference Asset          Reference Asset              Asset
      ----                  ----              ---------------          ---------------              -----
     4/1/2004             6/30/2004                42.45                   33.3                     37.05
     7/1/2004             9/30/2004                50.47                   36.69                    49.64
    10/1/2004            12/31/2004                55.67                   40.25                    43.45

     1/1/2005             3/31/2005                57.6                    41.25                    55.4
     4/1/2005             6/30/2005                60.95                   46.2                     56.5
     7/1/2005             9/30/2005                70.85                   56.1                     66.24
    10/1/2005            12/30/2005                66.62                   55.4                     61.04

     1/1/2006             3/31/2006                69.2                    57.55                    66.63
     4/1/2006             6/30/2006                75.35                   65.6                     73.93
     7/1/2006             9/29/2006                78.4                    59.52                    62.91
    10/1/2006            12/29/2006                64.15                   54.86                    61.05

     1/1/2007             3/31/2007                68.09                   49.9                     65.87
     4/1/2007             6/30/2007                71.06                   60.68                    70.68
     7/1/2007             9/30/2007                83.9                    68.63                    81.66
    10/1/2007            12/31/2007                99.29                   78.35                    95.98

     1/1/2008             3/31/2008               111.8                    86.11                   101.58
     4/1/2008              4/7/2008               109.48                   99.55                   109.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           NYMEX Henry Hub Natural Gas
                                (Apr-98 - Apr-08)
                                [GRAPHIC OMITTED]



                                              High Intra-Day            Low Intra-Day         Mid Line Price of
  Period-Start           Period-End            Price of the             Price of the            the Reference
      Date                  Date              Reference Asset          Reference Asset              Asset
      ----                  ----              ---------------          ---------------              -----
     4/1/2004             6/30/2004                6.76                     5.46                    6.155
     7/1/2004             9/30/2004                7.23                     4.52                    6.795
    10/1/2004            12/31/2004                9.2                      6.1                     6.149

     1/1/2005             3/31/2005                7.74                     5.71                    7.653
     4/1/2005             6/30/2005                7.915                    6.03                    6.981
     7/1/2005             9/30/2005               14.58                     6.949                  13.921
    10/1/2005            12/30/2005               15.78                    10.72                   11.225

     1/1/2006             3/31/2006               11                        6.45                    7.21
     4/1/2006             6/30/2006                8.28                     5.75                    6.104
     7/1/2006             9/29/2006                8.619                    4.05                    5.62
    10/1/2006            12/29/2006                9.05                     5.46                    6.299

     1/1/2007             3/31/2007                8.035                    6.03                    7.73
     4/1/2007             6/30/2007                8.23                     6.551                   6.773
     7/1/2007             9/30/2007                7.192                    5.192                   6.87
    10/1/2007            12/31/2007                8.712                    6.643                   7.483

     1/1/2008             3/31/2008               10.294                    7.5                    10.101
     4/1/2008              4/7/2008               10.035                    9.29                    9.791


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   LME Copper
                                (Apr-98 - Apr-08)
                                 [CHART OMITTED]


                                                                                                  Period-End
                                              High Intra-Day            Low Intra-Day          Closing Price of
   Period-Start          Period-End            Price of the             Price of the            the Reference
      Date                  Date              Reference Asset          Reference Asset              Asset
      ----                  ----              ---------------          ---------------              -----
     4/1/2004             6/30/2004                3170                     2554                     2664.5
     7/1/2004             9/30/2004                3140                     2700                     3140
    10/1/2004            12/31/2004                3287                     2835                     3279.5

     1/1/2005             3/31/2005                3424.5                   3072                     3408
     4/1/2005             6/30/2005                3670                     3113                     3597
     7/1/2005             9/30/2005                3978                     3444                     3949
    10/1/2005            12/30/2005                4650                     3905                     4584.5

     1/1/2006             3/31/2006                5527.5                   4537                     5527.5
     4/1/2006             6/30/2006                8788                     5561                     7501
     7/1/2006             9/29/2006                8233                     7230                     7601
    10/1/2006            12/29/2006                7740                     6290                     6290

     1/1/2007             3/31/2007                6940                     5225.5                   6940
     4/1/2007             6/30/2007                8225                     6916                     7650
     7/1/2007             9/30/2007                8210                     6960                     8165
    10/1/2007            12/31/2007                8301                     6272.50                  6676.50

     1/1/2008             3/31/2008                8881                     6666                     8520
     4/1/2008              4/7/2008                8740                     8325.50                  8740


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   LME Nickel
                                (Apr-98 - Apr-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                              High Intra-Day           Low Intra-Day           Closing Price of
   Period-Start          Period-End            Price of the             Price of the            the Reference
      Date                  Date              Reference Asset          Reference Asset              Asset
      ----                  ----              ---------------          ---------------              -----
     4/1/2004             6/30/2004                15330                   10530                    14990
     7/1/2004             9/30/2004                15980                   12050                    15100
    10/1/2004            12/31/2004                16595                   12685                    15205

     1/1/2005             3/31/2005                16565                   14035                    16250
     4/1/2005             6/30/2005                17750                   14520                    14700
     7/1/2005             9/30/2005                15600                   13410                    13600
    10/1/2005            12/30/2005                14120                   11500                    13380

     1/1/2006             3/31/2006                15340                   13505                    15340
     4/1/2006             6/30/2006                23100                   15600                    22275
     7/1/2006             9/29/2006                34750                   22690                    31500
    10/1/2006            12/29/2006                35455                   29995                    34205

     1/1/2007             3/31/2007                50345                   32900                    45500
     4/1/2007             6/30/2007                54200                   35850                    35850
     7/1/2007             9/30/2007                36950                   25055                    31050
    10/1/2007             2/31/2007                33655                   25510                    25805

     1/1/2008             3/31/2008                33300                   26410                    29805
     4/1/2008              4/7/2008                28900                   28200                    28290


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            London Platinum PM Fixing
                                (Apr-98 - Apr-08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day          Mid Line Price of
  Period-Start           Period-End            Price of the             Price of the            the Reference
      Date                  Date              Reference Asset          Reference Asset              Asset
      ----                  ----              ---------------          ---------------              -----
     4/1/2004             6/30/2004                 n/a                     n/a                      793
     7/1/2004             9/30/2004                 n/a                     n/a                      854
    10/1/2004            12/31/2004                 n/a                     n/a                      859

     1/1/2005             3/31/2005                 n/a                     n/a                      864
     4/1/2005             6/30/2005                 n/a                     n/a                      884
     7/1/2005             9/30/2005                 n/a                     n/a                      929
    10/1/2005            12/30/2005                 n/a                     n/a                      965

     1/1/2006             3/31/2006                 n/a                     n/a                      1076
     4/1/2006             6/30/2006                 n/a                     n/a                      1226
     7/1/2006             9/29/2006                 n/a                     n/a                      1140
    10/1/2006            12/29/2006                 n/a                     n/a                      1118

     1/1/2007             3/31/2007                 n/a                     n/a                      1244
     4/1/2007             6/30/2007                 n/a                     n/a                      1273
     7/1/2007             9/30/2007                 n/a                     n/a                      1377
    10/1/2007            12/31/2007                 n/a                     n/a                      1530

     1/1/2008             3/31/2008                 n/a                     n/a                      2040
     4/1/2008              4/7/2008                 n/a                     n/a                      2034


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. If the reference asset performance is zero or negative on the final valuation date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the reference asset performance was positive as of some date or dates prior to the final valuation date, because the payment at maturity will be calculated solely on the basis of the reference asset performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the final valuation date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the price of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.


                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about April 30, 2008, which is the second business day following the Initial Valuation Date (this settlement cycle being referred to as "T+2"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                        $


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Principal Protected Notes

                                  April , 2008